Exhibit 99.1

Press Release www.shire.com

Shire to announce Full Year 2014 results

Dublin, Ireland – February 4, 2015 – Shire plc (LSE: SHP, NASDAQ: SHPG) will announce full year 2014 earnings on Thursday February 12, 2015.

Results press release will be issued at:	07:00 EST / 12:00 GMT
Investor conference call time:	09:00 EST / 14:00 GMT

Live conference call for investors:
Flemming Ornskov, Chief Executive Officer, Jeff Poulton, Interim Chief Financial Officer and Perry Sternberg, Head of Neuroscience and Commercial Excellence will host the investor and analyst conference call at 9:00 EST / 14:00 GMT.

The details of the conference call are as follows:

UK dial in:	0808 237 0030 or 020 3139 4830
US dial in:	1 866 928 7517 or 1 718 873 9077
International Access Numbers:	http://wpc.1726.planetstream.net/001726/FEL_Events_International_Access_List.pdf
Password/Conf ID:	86223013#
Live Webcast:	http://event.onlineseminarsolutions.com/r.htm?e=934925&s=1&k=45B631A977AFFE5238318653400A2157

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for three months. Details can be found on our Investor Relations website: http://www.shire.com/shireplc/en/investors.
For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Media
Stephanie Fagan	sfagan@shire.com	+1 781-482 0460

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX